UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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Aehr Test Systems
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AEHR TEST SYSTEMS

400 Kato Terrace

Fremont, California 94539

_____________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 18, 2022

_____________________________

TO THE SHAREHOLDERS OF

AEHR TEST SYSTEMS:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”), of Aehr Test Systems, a California corporation (“Aehr” or the “Company”), to be held on October 18, 2022, at 4:00 p.m., at the Company’s corporate headquarters located at 400 Kato Terrace, Fremont, California 94539, for the following purposes:

1.	To elect seven directors of the Company to hold office until the next annual meeting or the election of their successors.

2.

To approve an amendment to the Company's Amended and Restated 2006 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares reserved for issuance thereunder by an additional 350,000 shares of common stock of the Company ("Common Stock").

3.	To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2023.

4.	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

5.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on September 2, 2022 will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

GAYN ERICKSON President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT SEPTEMBER 23, 2022. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD; OR

•	ATTEND THE COMPANY’S 2022 ANNUAL MEETING OF SHAREHOLDERS AND VOTE.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING TO BE HELD OCTOBER 18, 2022:

The Company’s Proxy Statement, form of proxy card and 2022 Annual Report are available at: www.aehr.com under the heading “Investor Relations” and the subheading “Annual Reports/Proxy Statements.”

AEHR TEST SYSTEMS

400 Kato Terrace

Fremont, California 94539

_______________

PROXY STATEMENT

_______________

2022 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to the shareholders of Aehr Test Systems, a California corporation (“Aehr” or the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”), for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held on Tuesday, October 18, 2022 at 4:00 p.m. local time, and at any postponements, adjournments or other delays thereof. We refer to this annual meeting, as it may be postponed, adjourned or delayed, as the Annual Meeting.

At the Annual Meeting, the shareholders will be asked:

1.	To elect seven directors of the Company to hold office until the next annual meeting or the election of their successors.

2.

To approve an amendment to the Company's Amended and Restated 2006 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares reserved for issuance thereunder by an additional 350,000 shares of common stock of the Company ("Common Stock").

3.	To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2023.

4.	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

5.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board has fixed the close of business on September 2, 2022 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Each such shareholder will be entitled to one vote for each share of Common Stock, or Common Share, held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended May 31, 2022, is being mailed with these proxy solicitation materials to all shareholders entitled to vote. This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 23, 2022.

THE ANNUAL MEETING

Date, Time and Place

The Annual Meeting will be held on October 18, 2022 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539.

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General

The Company’s principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.

Record Date and Shares Entitled to Vote

Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 27,394,478 shares of Common Stock outstanding and entitled to vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions.

Confidentiality of Votes

The Company handles proxy instructions, ballots, and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. The Company will not disclose your vote either among its employees or to third parties, except, as we deem necessary: (1) to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which the Company may forward to its management.

Voting and Proxy Solicitation

Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder’s votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

The Company is soliciting proxies for the Annual Meeting from its shareholders. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or special delivery letter.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections who will determine whether or not a quorum is present. If the shares present, in person and by proxy, do not constitute the required quorum, then a majority of the shares present may adjourn the meeting to a subsequent date for the purposes of obtaining a quorum. Shares that are voted “FOR,” “AGAINST,” “WITHHELD,” or “ABSTAIN” are counted toward the presence of a quorum.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares represented at the Annual Meeting and entitled to vote with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

Broker non-votes (i.e., votes from shares of record by brokers as to which the beneficial owners have no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

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If you provide specific instructions with regard to certain items, the Company will vote your shares as you instruct on such items. If no instructions are indicated, the proxy holders will vote the shares as recommended by the Board.

Voting Requirements to Approve Proposals

A plurality of the votes cast is required for the election of the directors, which means that the nominees for director receiving the highest number of affirmative votes will be elected as directors.

The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to (i) approve an amendment to the ESPP and its material terms, (ii) ratify the appointment of BPM LLP as our independent registered public accounting firm, and (iii) approve, on an advisory and nonbinding basis, our executive compensation. If a stockholder abstains from voting on any of these proposals, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal. Broker non-votes, if any, will have no impact on the outcome of these proposals.

Approval of executive compensation arrangements is an advisory vote. Accordingly, the results will not be binding on us, the Board or the Compensation Committee; however, the Compensation Committee will consider the outcome of the votes when evaluating our executive compensation principles, design and practices.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker nonvotes.” Generally, broker nonvotes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not provide voting instructions. In tabulating the voting result for any particular proposal, we will not consider broker nonvotes to be votes cast on that proposal. Thus, broker nonvotes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. The Company considers abstentions to be votes cast; accordingly, abstentions have the same effect as votes against the matter.

The Company encourages shareholders to provide instructions to the shareholders’ bank or brokerage firm by voting the shareholders’ proxy. This action ensures the shares will be voted at the meeting in accordance with the shareholders’ wishes.

Deadline for Receipt of Shareholder Proposals for 2023 Annual Meeting

Shareholders of the Company may submit proposals on matters appropriate for shareholder action at meetings of the Company’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For such proposals to be included in the Company's proxy materials relating to its 2023 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than May 26, 2023. Such proposals should be delivered to Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539, Attn: Secretary.

If a shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies that it solicits to vote in accordance with its best judgment.

Shareholder Information

IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS.

If you share an address with another shareholder, only one annual report and proxy statement may be delivered to all shareholders sharing your address unless the Company has contrary instructions from one or more shareholders. Shareholders sharing an address may request a separate copy of the annual report or proxy statement by writing to: Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539, Attention: Investor Relations or by calling investor relations at (510) 623-9400, and the Company will promptly deliver a separate copy. If you share an address with another shareholder and you are receiving multiple copies of annual reports or proxy statements, you may write us at the address above to request delivery of a single copy of these materials in the future.

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How to Obtain Directions to Location of Annual Meeting

The Annual Meeting is being held at the time and place set forth above. You can obtain directions to attend the Annual Meeting and vote your shares in person by calling the Company at (510) 623-9400, or by visiting the Company’s website www.aehr.com under the heading “Contact Us” and the subheading “Offices,” and selecting the legend of “Headquarters” on the map.

Internet Availability of Proxy Materials

This Proxy Statement, the form of proxy card and 2022 Annual Report are available on the Company’s website www.aehr.com under the heading “Investor Relations” and the subheading “Annual Reports/Proxy Statements.”

How to Vote

If your shares are registered in your name with our transfer agent, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote in person by ballot at the Annual Meeting. Based on your proxy cards, the proxy holders will vote your shares according to your directions.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee.

You may also attend the Annual Meeting and vote in person by ballot if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting.

Voting results of the Annual Meeting

The Company will announce the preliminary voting results at the Annual Meeting. The Company will also disclose voting results on a Form 8-K it will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting, which Form 8-K will also be available on the Company’s investor relations website.

How can Shareholders Contact the Company’s Transfer Agent

You can contact our transfer agent by either writing via U.S. mail to Computershare, P.O. Box 43078, Providence, RI 02940-3078, or via courier service to Computershare, 150 Royall St., Canton, MA 02021, or by telephoning 1-800-962-4284 (US, Canada, Puerto Rico), 1-781-575-3100 (non-US) or via email at web.queries@computershare.com, shareholder website is www.computershare.com/investor.

Additional Matters Presented at Annual Meeting

Other than the items of business we describe in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gayn Erickson and Kenneth B. Spink, our President and Chief Executive Officer and Vice President of Finance and Chief Financial Officer, respectively, or either of them or their substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as the Board may nominate.

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PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to hold office until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the seven nominees named below. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director, if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of the Company.

The names of the nominees, ages as of May 31, 2022, and certain information about them as of the Record Date are set forth below:

Name of Nominee	Age	Position	Director Since
Rhea J. Posedel	79	Chairman	1977
Gayn Erickson	57	President and Chief Executive Officer	2012
Fariba Danesh (2)	64	Director	2021
Laura Oliphant (1)(2)(3)	59	Director	2019
Mario M. Rosati (3)	76	Director	1977
Geoffrey G. Scott (1)(3)	73	Director	2020
Howard T. Slayen (1)(2)	75	Director	2008

______________________

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance and Nominating Committee

RHEA J. POSEDEL is a founder of the Company and has served as the Chairman of the Board since the Company’s inception in 1977. He also served as Executive Chairman of the Company from January 2012 to March 2013. Mr. Posedel served as Chief Executive Officer of the Company since the Company’s inception in 1977 until January 2012. From the Company’s inception through May 2000, Mr. Posedel also served as President of the Company. Prior to founding the Company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation, Ampex Corporation, and Cohu, Inc. Mr. Posedel received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

Mr. Posedel brings to the Board senior leadership experience, industry and technical expertise, and a deep knowledge of the Company’s operations, strategy and vision.

GAYN ERICKSON has served as President, Chief Executive Officer and a member of the Board since January 2012. Prior to joining the Company, Mr. Erickson served as corporate officer, Senior Vice President and General Manager of Verigy Ltd.’s memory test business from February 2006 until October 2011. Prior to that, he was Vice President of Marketing and Sales for Agilent Technologies' Semiconductor Memory Test products. He has over 34 years of executive and general management, operations, marketing, sales and R&D program management experience, dating back to the late 1980s

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when he began his career in semiconductor test with Hewlett-Packard's Automated Test Group. Mr. Erickson received a B.S. in Electrical Engineering from Arizona State University.

Mr. Erickson brings to the Board senior leadership experience, semiconductor test industry and technical expertise, and strategic business development experience.

FARIBA DANESH has been a director of the Company since May 2021. Ms. Danesh is currently Chief Operating Officer at PsiQuantum, a quantum computing startup based in Palo Alto, California that is using silicon photonics to build the world’s first useful quantum computer, applying existing semiconductor and photonics manufacturing processes. Prior to joining PsiQuantum in January 2021, Ms. Danesh served for nine years as Chief Executive Officer of Glo AB, a venture-funded photonics/compound semiconductor company that designs and develops microLEDs chips and panels suitable for high brightness display applications. Prior to that, she was SVP, General Manager Fiber Optics Products Division of Avago Technologies (now Broadcom) for three years, where she had complete P&L responsibility for a $400 million annual revenue photonics business. Prior to Avago, Ms. Danesh held executive positions as EVP of global operations at Maxtor Corp, COO of Finisar, and CEO of Genoa Corp. Ms. Danesh received a BS in Biochemistry from Santa Clara University.

As a technology industry veteran, with 30 years of executive-level technology and operating leadership in multiple enterprise and consumer hardware markets, with special emphasis on semiconductor, photonics, telecommunications, and data storage, Ms. Danesh brings to the Board extensive knowledge, experience, and contacts in the compound semiconductor and optical semiconductor spaces.

LAURA OLIPHANT has been a director of the Company since July 2019. From 2016 to 2018, she was the Chief Executive Officer of Translarity, a venture funded probe card company. From 2001 to 2016, she served as an Investment Director at Intel Capital, Intel’s venture capital organization, where she made and managed investments in the semiconductor capital equipment and materials area and received Intel’s highest award for the strategic impact of her contributions. Dr. Oliphant is a National Association of Corporate Directors (NACD) Board Leadership Fellow and was named to the 2022 NACD Directorship 100 for her strategic impact in the boardroom. She received a BE in Chemical Engineering from Manhattan College in Riverdale, New York, and PhD in Chemical Engineering from the University of California, Berkeley.

As a Process Engineer and an Investment Director of the venture capital arm of one of the world’s largest semiconductor companies, Dr. Oliphant brings to the Board a broad range of experience in the semiconductor equipment space and a strong background in business development and financing and investment activities.

MARIO M. ROSATI was a director of the Company from 1977 to 2008, and then rejoined the Board in 2009. Mr. Rosati had been a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation, which he joined in 1971, until his retirement in January 2020. Mr. Rosati is also a director of Sanmina Corporation, a publicly-held electronics manufacturing services company. Mr. Rosati received a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley School of Law.

As a retired senior partner in a major Silicon Valley based law firm, Mr. Rosati brings legal expertise in the oversight of legal and regulatory compliance, mergers and acquisitions and financing experience to the Board. Mr. Rosati also brings to the Board a strong background in advising high-tech companies through his public company board experience.

GEOFFREY G. SCOTT has been a director of the Company since September 2020. Since his retirement from Scott Asset Management in 2017, Mr. Scott has been a private investor. From 1995 to 2017, he was President of Scott Asset Management, an investment group focused on industry leading small cap companies. From 1991 to 1995, he served as Vice President of Merrill Lynch in the Capital Markets Group. From 1973 to 1990, he was employed by Chase Manhattan Bank in the Corporate Banking Group. He received a B.A. from Dartmouth College.

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With past board experience with emerging, fast growth companies, Mr. Scott brings to the Board extensive experience both in corporate finance and as a long-term investor.

HOWARD T. SLAYEN has been a director of the Company since 2008. Since June 2001, Mr. Slayen has been providing independent financial consulting services to various organizations and clients. From October 1999 to May 2001, Mr. Slayen served as Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications company. From 1971 to September 1999, Mr. Slayen held various positions with PricewaterhouseCoopers/Coopers & Lybrand, including his last position as a Corporate Finance Partner. Mr. Slayen currently serves as a director or committee member for several non-profit organizations. Mr. Slayen received a B.A. from Claremont McKenna College and a J.D. from the University of California, Berkeley School of Law.

As the former Vice President and Chief Financial Officer of a high-tech company, former Corporate Finance Partner for a large international accounting firm, and former chair of the audit committee of two other public technology companies, Mr. Slayen brings to the Board senior leadership experience, expertise in accounting and financial reporting, financing and investing activities, and internal control and compliance. Mr. Slayen also brings to the Board a strong background in advising high-tech companies through his prior public company board experience.

Vote Required and Recommendation of the Board

The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE

NOMINEES LISTED ABOVE.

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Director Compensation

Gayn Erickson, inside director of the Company during fiscal year 2022, did not receive any compensation for his services as member of the Board.  An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company.   Rhea Posedel retired as an employee of the Company, effective July 26, 2019, and accordingly became an outside director as of that date.  Rhea Posedel’s compensation as a Chairman of the Board was $70,000 paid in quarterly installments starting in the second quarter of fiscal 2020, and was eligible to participate in some of the Company’s benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance.  Each other outside director received (1) an annual retainer of $40,000 paid in quarterly installments (2) $2,500 for each regular board meeting such member attended, and (3) $1,250 for each special telephonic board meeting such member attended.  Committee members attending a committee meeting not held in conjunction with a regular board meeting received the following amounts: Audit Committee chair - $2,000; Audit Committee member - $1,500; Compensation Committee chair - $1,750; and other committee members - $1,250.  The Board and its committees may elect to waive Board fees, or receive Restricted Stock Units, or RSUs, or stock options in lieu of cash Board fees. Outside directors are also reimbursed for certain expenses incurred in attending board and committee meetings.

Directors are also eligible to participate in the Company’s Equity Incentive Plans. There were no options granted to Directors during fiscal year 2022. On October 19, 2021, outside directors Fariba Danesh, Laura Oliphant, Mario Rosati, Geoffrey Scott and Howard Slayen were each granted restricted stock units of 2,015 shares and Rhea Posedel was granted restricted stock units of 3,023 shares.

The following table sets forth the compensation paid by the Company during the fiscal year ended May 31, 2022 to the Company’s outside directors:

Director Compensation

Name	Year	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Stock Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total Compensation ($)

Fariba Danesh	2022	56,250	--	$40,000	--	--		$96,250
Laura Oliphant	2022	62,000	--	40,000	--	--		102,000
Rhea J. Posedel	2022	70,000	--	60,000	--	$23,580	(2)	153,580
Mario M. Rosati	2022	53,750	--	40,000	--	--		93,750
Geoffrey G. Scott	2022	59,750	--	40,000	--	--		99,750
Howard T. Slayen	2022	63,000	--	40,000	--	--		103,000

________________

(1)

The amounts reported represent the aggregate grant date fair value of equity awards granted in the fiscal year, as determined pursuant to ASC 718. The assumptions used to calculate the value of awards are set forth in Note 11 of the Notes to the Consolidated Financial Statements included in Aehr Test’s Annual Report on Form 10-K for fiscal 2022 filed with the SEC on August 26, 2022. At the end of fiscal 2022, the aggregate number of option awards outstanding for each director was as follows: 15,000 held by Fariba Danesh; 10,000 held by Laura Oliphant; 107,956 held by Rhea Posedel; 74,108 held by Mario Rosati; 25,000 held by Geoffrey Scott and 80,871 held by Howard Slayen. Options granted generally vest at either 100 percent of shares on the date of grant or one-twelfth (1/12th) or one-forty-eighth (1/48th) of the shares each month after the date of grant, so long as the optionee remains a director of the Company.

(2)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $23,580.

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Board Matters and Corporate Governance

Board Meetings and Committees

The Board held a total of six meetings during the fiscal year ended May 31, 2022. No incumbent director during his or her period of service in such fiscal year attended fewer than 75% of the aggregate number of all meetings of the Board and the committees of the Board upon which such director served.

The Board has three committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

The Audit Committee currently consists of directors Oliphant, Scott and Slayen, each of whom is an independent member of the Board, as defined by the NASDAQ Capital Market (“Nasdaq”), director independence standards, as well as applicable SEC rules, as currently in effect. The Audit Committee Chair is Howard Slayen. The Audit Committee held four meetings during fiscal year 2022. More information regarding the functions performed by the Committee is set forth in the section entitled “Report of the Audit Committee.” The Audit Committee is governed by a written charter approved by the Board. A copy of the Audit Committee charter is available on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.” The Board has determined that Mr. Slayen is an audit committee financial expert as defined by the rules of the SEC.

The Compensation Committee of the Board currently consists of directors Danesh, Oliphant and Slayen, each of whom is an independent member of the Board, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect. The Compensation Committee Chair is Laura Oliphant. The Compensation Committee held three meetings during fiscal year 2022. The Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee is governed by a written charter approved by the Board. The Company maintains a copy of the Compensation Committee charter on its website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.” More information regarding the Compensation Committee’s processes and procedures can be found herein in the section entitled “Compensation Discussion and Analysis.”

The Corporate Governance and Nominating Committee of the Board currently consists of directors Oliphant, Rosati and Scott, each of whom is an independent member of the Board, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect. The Corporate Governance and Nominating Committee Chair is Mario Rosati. The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board regarding matters concerning corporate governance; reviews the composition and evaluates the performance of the Board; selects, or recommends for the selection of the Board director nominees; evaluates director compensation; reviews the composition of committees of the Board and recommends persons to be members of such committee; and reviews conflicts of interest of members of the Board and corporate officers. The Corporate Governance and Nominating Committee is governed by a written charter approved by the Board. The Corporate Governance and Nominating Committee of the Board held one meeting during the fiscal year ended May 31, 2022. The Company maintains a copy of the Corporate Governance and Nominating Committee charter on its website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

Shareholder Recommendations

The policy of the Board is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below.  Any shareholder recommendations proposed for consideration by the Board should include the candidate’s name and qualifications for Board membership and should be addressed to:

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Aehr Test Systems

400 Kato Terrace

Fremont, CA 94539

Attn:  Secretary

Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s Code of Conduct and Ethics adopted by the Board.  They should have broad experience at the policy-making level in business.  Members should be committed to enhancing shareholder value and should be able to devote sufficient time and resources to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other public company boards should be limited to a number that permits them, given their individual circumstances, to responsibly perform all of their duties as a director of the Company.  Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Board utilizes a variety of methods for identifying and evaluating nominees for director. The Board periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. Candidates may come to the attention of the Board through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Board, and may be considered at any point during the year. As described above, the Board considers properly submitted shareholder recommendations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, any recommendations are aggregated and considered by the Board at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board. The Board may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a shareholder. In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board.

The Company seeks board members whose background, skills and experience will best assist the Company in the oversight of its business and operations.  This includes understanding of and experience in manufacturing, technology, finance, and legal and regulatory compliance.  Senior leadership experience and public company board experience are two of the key qualities evaluated when considering nominees for the Company’s Board.  A goal of the nomination process is for the Board to be comprised of directors with a diverse set of skills and experience to provide oversight and advice concerning the Company’s current business and growth strategies.

The Board has determined that at May 31, 2022 each of its current directors, except for Rhea J. Posedel, the Company’s Chairman, and Gayn Erickson, the Company’s President and Chief Executive Officer, is independent within the meaning of the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect.  Mr. Posedel became an independent director on July 27, 2022.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meetings of shareholders, directors are encouraged to attend annual meetings of the Company’s shareholders.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics for all directors, officers and employees of the Company, which includes the Chief Executive Officer, Chief Financial Officer and any other principal accounting officer. The Code of Conduct and Ethics may be found on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.” The

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Company will disclose any amendment to the Code of Conduct and Ethics or waiver of a provision of the Code of Conduct and Ethics, including the name of the officer to whom the waiver was granted, on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

Board Leadership Structure and Role in Risk Oversight

The Board maintains a structure that currently separates the positions of Chairman of the Board and Chief Executive Officer with Rhea J. Posedel currently serving in the position of Chairman of the Board and Gayn Erickson currently serving in the position of Chief Executive Officer of the Company, and with an Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee for oversight of specific areas of responsibility. The Company believes that this structure is appropriate and allows for efficient and effective oversight, given the Company’s relatively small size (both in terms of number of employees and in scope of operational activities directly conducted by the Company) and its corporate strategy. The Board does not have a lead independent director nor does the Board have a specific role in risk oversight of the Company. The Chairman of the Board, Chief Executive Officer, the Committees of the Board and, as needed, other executive officers and employees of the Company provide the Board with information regarding the Company’s risks. The Board, or the Committee with special responsibility for oversight of the area implicated by the highlighted risks, then uses this information to perform its oversight role and inform its decision making with respect to such areas of risk.

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.  Our Board satisfies the diversity objectives of Nasdaq Rule 5605(f)(2) for Smaller Reporting Companies by having at least two directors who identify as female (as defined by Nasdaq Rules).  As we pursue future Board recruitment efforts, our Nominating Committee will continue to seek candidates who can contribute to the diversity of views and perspectives of the Board. This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences.

Board Diversity Matrix (As of September 2, 2022)
Board Size:
Total Number of Directors	7
	Female	Male	Non-Binary	Did not Disclose Gender
Gender:
Directors	2	5	0	0
Number of Directors who identify in Any of the Categories Below:
Alaskan Native or Native American	0	1	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	1	0	0

Communications with the Board

The Company does not have a formal policy regarding shareholder communication with the Board. However, shareholders may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539. Communication received in writing will be collected, organized and processed by the Chairman of the Board who will distribute the communications to the members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

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PROPOSAL 2

AMENDMENT TO THE AMENDED AND RESTATED

2006 EMPLOYEE STOCK PURCHASE PLAN

The Board is proposing that the ESPP be amended to increase the number of shares authorized thereunder by an additional 350,000 shares of Common Stock (the “Shares”).  The Company previously reserved 2,200,000 Shares for issuance under the ESPP. If this proposal is approved by the Company’s shareholders, a total of 2,550,000 Shares will be reserved for issuance under the ESPP.

If the amendment is approved, the ESPP will continue to be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees.  The ESPP allows our employees to buy Shares at a discount through payroll deductions.  In the highly competitive technology industry in which we compete for talent, we believe that offering an employee stock purchase program is critical to our ability to remain competitive.  If the amendment of the ESPP is not approved by the Company’s shareholders, we may be restricted in our ability to offer competitive compensation to existing employees and qualified candidates, and our business and ability to increase long-term shareholders value could be adversely affected.

Description of the ESPP

The following paragraphs provide a summary of the principal features of the ESPP and its operation.  However, this summary is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by the specific language of the ESPP.

Additional Information Regarding the ESPP

•	The actual number of Shares that will be purchased under the ESPP cannot be determined because such number will depend on a number of indeterminable factors (including the number of participants, the rates at which participants make contributions to the ESPP, and our stock price). However, in fiscal years 2020, 2021 and 2022, the numbers of Shares purchased under the ESPP were 136,303 Shares, 147,026 Shares, and 177,673 Shares, respectively.

•	50 employees participated in the most recently completed offering period under the ESPP, purchasing 102,345 Shares (with a value of $232,720 on the date of purchase) at an average purchase price of $2.2739 per Share.

•	As of August 31, 2022, there were 74 employees eligible to participate in the ESPP, 63 of which were participating in the offering period then in progress under the ESPP.

Summary of the ESPP

The following is a summary of the principal features of the ESPP and its operation.

General

The ESPP originally was adopted by our Board in October 2006 and approved by our shareholders on October 26, 2006.  Our Board subsequently approved the amendment and restatement of the ESPP in September 2016, which was approved by our shareholders on October 18, 2016.  The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of our common stock through contributions, generally through payroll deductions.  The ESPP permits the administrator to grant purchase rights that qualify for preferential tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans adopted by our Board or other committee (including the Compensation Committee) administering the ESPP that are designed to achieve desired tax or other objectives.

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Shares Available for Issuance

As of August 31, 2022 a total of 258,362 Shares were available for sale under the ESPP.  If our shareholders approve this proposal, a total of 608,362 Shares will be available for issuance under the ESPP.

Administration

Our Compensation Committee administers the ESPP.  All questions of interpretation or application of the ESPP are determined by the administrator and its decisions are final and binding upon all participants.  The administrator has full and exclusive discretionary authority to construe, interpret, and apply the terms of the ESPP, to designate separate offerings under the ESPP, to adjudicate disputed claims under the ESPP, and to establish such procedures that it deems necessary for the administration of the ESPP.  The administrator is further authorized to adopt rules and procedures regarding eligibility to participate, the definition of “compensation,” handling of contributions, and making of contributions to the ESPP, among other responsibilities.

Eligibility

Each employee of the Company is eligible to participate in the ESPP, except that no employee will be eligible to participate in the ESPP to the extent that (i) immediately after the grant, such employee would own 5% or more of the combined voting power of all classes of capital stock of Aehr Test Systems or its parents or subsidiaries, or (ii) his or her rights to purchase stock under all of Aehr Test Systems’ employee stock purchase plans accrues at a rate that exceeds $25,000 worth of stock (determined as of the fair market value of the shares on the beginning of the offering period) for each calendar year.  In addition, the administrator, in its sole discretion and prior to an offering date, may determine that an individual will not be eligible to participate if he or she: (i) has not completed at least 2 years of service since his or her last hire date (or such lesser period of time as may be determined by the administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the administrator in its discretion), (iii) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the administrator in its discretion), (iv) is an executive, officer or other manager, or (v) is a highly compensated employee under Section 414(q) of the Code.

Offering Period

Unless otherwise determined by the administrator, each offering period under the ESPP will have a duration of approximately 24 months, commencing on the first trading day on or after April 1 of each year and terminating on the first trading day on or after April 1, approximately 24 months later, and commencing on the first trading day on or after October 1 of each year and terminating on the first trading day on or after October 1, approximately 24 months later.  The administrator, in its discretion, may modify the terms of offering periods before they begin, provided that no offering period may last more than 27 months.  Each offering period will contain purchase periods during which Shares may be purchased. Unless the administrator provides otherwise, purchase periods will commence on the first trading day on or after April 1 and October 1 and terminate on the first trading day on or after October 1 of the same year and April 1 of the following year, respectively.

Participation

The ESPP permits participants to purchase Shares through payroll deductions of up to 10% of their eligible compensation, which includes base straight time gross earnings and commissions (to the extent such commissions are an integral, recurring part of compensation), but exclusive of payments for incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation.  Once an employee becomes a participant in the ESPP, the employee automatically will participate in each successive offering period until the employee withdraws from the ESPP or the employee’s employment with the Company terminates.  On the first day of each offering period, each participant automatically is granted a right to purchase shares of our common stock at the end of each purchase period occurring during such offering period. This purchase right expires at the end of the offering

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period or upon termination of employment, whichever is earlier, but is exercised on the last day of each applicable purchase period to the extent of the contributions made during such purchase period.

Purchase Price

Unless and until the administrator determines otherwise, the purchase price will be 85% of the lesser of the fair market value of our common stock on (i) the first day of the offering period, or (ii) the last day of the applicable purchase period, subject to compliance with the Code and the terms of the ESPP.  The fair market value of our common stock on any relevant date will be the closing price of our stock as reported on the Nasdaq Capital Market.

Payroll Deductions; Payment for Shares

Contributions are accumulated throughout each purchase period, generally through payroll deductions.  The number of whole shares that a participant may purchase in each of the two purchase periods per year will be determined by dividing the total amount of a participant’s contributions during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 3,000 shares each purchase period.  During an offering period, a participant may discontinue his or her participation in the ESPP and generally may change the rate of payroll deductions in an offering period, including to cease deductions (change contribution rate to 0%) but remain eligible to purchase shares on the next purchase date with funds previously contributed.  No fractional shares will be purchased under the ESPP and any contributions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in participant’s account or refunded as soon as administratively possible after the end of the applicable purchase period.

All participant contributions are credited to the participant’s account, are generally only withheld in whole percentages and are included with Aehr Test Systems’ general funds where permissible.  Funds received by Aehr Test Systems pursuant to purchases under the ESPP will be added to the company’s general funds but will not be segregated unless required by applicable law.  A participant generally may not make additional contributions into his or her account outside the regularly established process.

Withdrawal

Generally, a participant may withdraw all of his or her contributions from a purchase period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods.  Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period.  To participate in a subsequent offering period, the participant must deliver a new subscription agreement to Aehr Test Systems.

Termination of Employment

Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the ESPP and the contributions credited to the participant’s account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP, and such participant’s right to purchase shares under the ESPP will automatically be terminated.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control

Changes in Capitalization

In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of Aehr Test Systems, or other change in the corporate structure of Aehr Test Systems affecting our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the administrator will adjust the number and class of common stock that may be delivered under the ESPP, the purchase price per share, the number of shares of common stock covered by each right to purchase shares under the ESPP that

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has not yet been exercised, and the maximum number of shares a participant can purchase during an offering period.

Dissolution or Liquidation

In the event of Aehr Test Systems’ proposed dissolution or liquidation, the administrator will shorten any offering period then in progress by setting a new purchase date and any offering periods will end on the new purchase date.  The new purchase date will be prior to the dissolution or liquidation.  If the administrator shortens any offering periods then in progress, the administrator will notify each participant in writing, at least ten business days prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right to purchase shares under the ESPP will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering period.

Change in Control

In the event of a merger or “change in control,” as defined in the ESPP, each right to purchase shares under the ESPP will be assumed or an equivalent right to purchase shares will be substituted by the successor corporation or a parent or subsidiary of such successor corporation.  In the event the successor corporation refuses to assume or substitute for the ESPP purchase rights, the administrator will shorten the offering period with respect to which such ESPP purchase right relates by setting a new purchase date on which such offering period will end.  The new purchase date will be prior to the merger or change in control.  If the administrator shortens any offering periods, then in progress, the administrator will notify each participant in writing, prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right to purchase shares under the ESPP will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the ESPP

The administrator may at any time amend, suspend, or terminate the ESPP, including the term of any offering period then outstanding.  Generally, no such termination can adversely affect previously granted rights to purchase shares under the ESPP.  The ESPP will continue until terminated by our Board in accordance with the terms of the ESPP.

Plan Benefits

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions.  Accordingly, future purchases under the ESPP are not determinable.  Non-employee directors are not eligible to participate in the ESPP. For illustrative purposes, the following table sets forth (i) the number of shares of our common stock that were purchased during the last fiscal year under the ESPP, (ii) the average price per share paid for such shares, and (iii) the fair market value at the date of purchase.

Name of Individual or Group	Number of Shares Purchased	Weighted Average Per Share Purchased ($)	Weighted Average Fair Market Value at Date of Purchased ($)
Gayn Erickson, President and Chief Executive Officer	3,896	$2.1845	$43,510
Vernon Rogers, Executive VP of Sales and Marketing	--	$--	$--
David S. Hendrickson, Chief Technology Officer	3,000	$2.1845	$29,760
All executive officers, as a group	21,184	$2.0437	$237,219
All employees who are not executive officers, as a group	156,489	$2.1385	$1,727,177

_______________

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of the Company has selected BPM LLP, as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 2023, and the Board recommends that shareholders vote for ratification of such appointment.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year.

Representatives of BPM LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees billed or to be billed by BPM LLP for the fiscal years ended May 31, 2022 and 2021:

DESCRIPTION OF SERVICES

	2022	2021
Audit Fees	$250,545	$181,929
All Other Fees	58,887	4,991
Total Fees	$309,432	$186,920

Audit Fees. Aggregate fees billed or to be billed for professional services rendered for the audit of the Company’s fiscal 2022 and fiscal 2021 annual consolidated financial statements and for the review of the condensed consolidated financial statements included in the Company’s quarterly reports during such periods.

All Other Fees. Aggregate fees billed or to be billed for professional services rendered for review of the Company’s Registration Statements on Form S-8 and Form S-3.

The Audit Committee pre-approves all audit and other permitted non-audit services provided by the Company’ independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  The Audit Committee has delegated the authority to grant pre-approvals to the committee chair, when the full Audit Committee is unable to do so.  These pre-approvals are reviewed by the full Audit Committee at its next regular meeting.  In fiscal 2022, all audit and non-audit services were pre-approved in accordance with the Company’s policy.

Vote Required and Recommendation of the Board

The ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2023 requires the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” this proposal. Broker non-votes, if any, will have no impact on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF

THE APPOINTMENT OF BPM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR FISCAL 2023.

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PROPOSAL 4

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the related rules enacted by the SEC, the Company is submitting an advisory “say-on-pay” resolution for shareholder consideration. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Company believes that its executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

1.	reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;

2.	attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;

3.	share the risks and rewards of the Company’s business with the Company’s executive officers; and

4.	maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

The Company urges shareholders to read the section of this Proxy Statement captioned “Compensation Discussion and Analysis”, as well as the “Summary Compensation Table” and the related compensation tables and narrative that follow it. This information provides detailed information regarding the Company’s executive compensation program, policy and processes, as well as the compensation of named executive officers. The program balances medium-term and long-term compensation elements to achieve the defined objectives and link executive compensation with shareholder value.

This vote is advisory and, therefore, will not be binding upon the Company, the Compensation Committee or the Board. Although this resolution is non-binding, the Compensation Committee and the Board value the opinions that shareholders express in their vote and will review and consider the outcome of the vote when making future executive compensation decisions.

The Board unanimously recommends that shareholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of Aehr Test Systems, or the Company, approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2022 Annual Meeting of Shareholders.”

Vote Required and Recommendation of the Board

The advisory vote on executive compensation will be considered approved, on a non-binding, advisory basis, if it receives the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” this proposal. Broker non-votes, if any, will have no impact on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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EXECUTIVE OFFICERS

The names of the executive officers of the Company, ages as of May 31, 2022, and certain information about them as of the mailing date of this Proxy Statement are set forth below:

Name	Age	Position
Gayn Erickson	57	President and Chief Executive Officer
Kenneth B. Spink	61	Vice President of Finance and Chief Financial Officer
Donald P. Richmond II	66	Vice President of Engineering
David S. Hendrickson	65	Chief Technology Officer
Michael Brannan	54	Former Vice President of Operations (1)
Adil Engineer	45	Chief Operating Officer (2)
Vernon Rogers	55	Executive Vice President of Sales and Marketing
Alistair N. Sporck	64	Vice President, Contactor Business Unit (3)

_____________

(1)	Mr. Michael Brannan resigned from Aehr Test Systems on January 21, 2022.
(2)	Mr. Adil Engineer was elected Chief Operating Officer on April 6, 2022.
(3)	Mr. Alistair N. Sporck was elected Vice President, Contactor Business Unit on July 18, 2022.

GAYN ERICKSON See “Proposal 1 – Election of Directors” above.

KENNETH B. SPINK joined the Company in 2008 as Corporate Controller and was elected Vice President of Finance, Chief Financial Officer in September 2015. Mr. Spink has accounting and finance experience in high tech, public accounting, leasing, service and construction industries. He was previously the Corporate Accounting Manager at Applied Materials and began his career with the accounting firm Deloitte. Mr. Spink received a B.S. in Business Administration from California State University, Hayward.

DONALD P. RICHMOND II joined the Company as a Senior Electrical Engineer for Aehr’s Wafer Level Test and Burn-in solutions in 1998, and has held several key positions before he was elected Vice President of Engineering in March 2018. Prior to joining the Company, Mr. Richmond was co-founder, member of the Board, and Vice President of Operations at ChipScale Inc. / Micro SMT Inc., a leader in chip scale packaging of semiconductor ICs & discrete circuits. Prior to that, Mr. Richmond served as president of TEAM Holdings LTD. / TEAM International LTD., a semiconductor packaging subcontractor. Mr. Richmond has over 40 years of executive and general management, operations, customer support and R&D program management experience dating back to the mid-1970s when he began his career in semiconductor design with Signetics Corporation. Mr. Richmond received a B.S.E.E. Technology from DeVry Institute Arizona.

DAVID S. HENDRICKSON joined the Company in October 2000 as Vice President of Engineering and was elected Chief Technology Officer in March 2018. From 1999 to 2000, Mr. Hendrickson served as Platform General Manager, and from 1995 to 1999 as Engineering Director and Software Director of Siemens Medical (formerly Acuson Corporation), a medical ultrasound products company. From 1990 to 1995, Mr. Hendrickson served as Director of Engineering and Director of Software of Teradyne Inc. (formerly Megatest Corporation), a manufacturer of semiconductor capital equipment. Mr. Hendrickson received a B.S. in Computer Science from Illinois Institute of Technology.

MICHAEL BRANNAN joined the Company as Vice President of Manufacturing and Operations in March 2020 and resigned in January 2022. Prior to joining Aehr, Mr. Brannan was President and CEO of Harbor Electronics, a leading design & printed circuit board fabrication company delivering test tooling solutions to the semiconductor test industry, from 2015 to 2018. From 2006 to 2015, he had also held

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senior manager roles at Xcerra (formerly LTX and ECT) and at Kulicke & Soffa Interconnect which involved critical new platform qualifications from all the major ATE suppliers. Mr. Brannan was an alumnus of Santa Clara University where he was a combined science major in PsychoBiology.

ADIL ENGINEER joined the Company as Chief Operating Officer in April 2022. Prior to joining Aehr, Mr. Engineer served as Head of Operations at Tecan, a Swiss company manufacturing medical test and diagnostic tools, devices, and solutions, where he oversaw operations for Tecan’s primary site in the US for manufacturing. He started his career with semiconductor equipment company KLA-Tencor where he spent 11 years and also worked at Coherent and Kateeva in positions of increasing responsibility in manufacturing, manufacturing engineering, new product introduction, and supply chain. Adil has built a career in operations and supply chain and has been in the semiconductor and medical equipment field for over 20 years. Mr. Engineer received a bachelor’s degree in Chemical Engineering from TKIET, and a Graduate Certificate in Management Science and Engineering from Stanford University.

VERNON ROGERS joined the Company as Executive Vice President of Sales and Marketing in October 2018. Prior to joining Aehr, Mr. Rogers served as head of sales and marketing at GES preceding its acquisition by Kimball Electronics. Mr. Rogers, over the past 22 years, has held numerous senior executive sales, marketing and operations management positions, successfully building multi-channel sales distribution and support organizations at both public and start-up technology companies in the semiconductor and system level test space. His career has focused on nanoscale inspection, manufacturing, and test technologies with such leaders as LitePoint (acquired by Teradyne), Credence Systems Corporation (acquired by Xcerra), NPTest (acquired by Credence Systems) and Schlumberger Automated Test Equipment. He also oversaw sales for FlexStar Technology, a Bay Area leader in hard disk drives (HDD) and solid-state disk drives (SSD) test and burn-in. Mr. Rogers received a B.S. in Electrical Engineering from North Dakota State University.

ALISTAIR N. SPORCK joined the Company as Vice President, Contactor Business Unit in July 2022. Prior to joining Aehr, Mr. Sporck ran his own company supplying various components to the probe card industry. Mr. Sporck was Vice President of Design at Formfactor Inc., a leading probe card supplier, for 17 years. He began his career at LSI Logic (now part of Broadcom) where he worked for 13 years in various positions in Product Engineering. Mr. Sporck received a B.S. in Electrical Engineering from the University of California, and a M.S. in Electrical Engineering from Santa Clara University.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

The Company compensates the Company’s executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. The Company’s primary objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executive officers while aligning their compensation with the achievements of key business objectives and maximization of shareholder value.

The Company’s compensation programs are designed to:

1.	reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;

2.	attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;

3.	share the risks and rewards of the Company’s business with the Company’s executive officers; and

4.	maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

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To achieve these objectives, the Company has implemented and maintains compensation plans that tie a significant portion of executive officers’ overall compensation to the Company’s financial performance and stock price. In determining the compensation for the Company’s executive officers, the Company considers a number of factors, including information regarding comparably sized companies in the semiconductor equipment and materials industries in the United States. The Company also considers the level of the executive officer, the geographical region in which the executive officer resides and the executive officer’s overall performance and contribution to the Company in determining compensation. The compensation packages provided by the Company to its executive officers, including the named executive officers, include both cash-based and equity-based compensation. A component of these compensation packages is linked to the performance of individual executive officers as well as Company-wide performance objectives. The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is competitive and consistent with the Company’s compensation philosophy and corporate governance guidelines. The Compensation Committee relies upon Company employees, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, independent advisors and consultants, and national and regional compensation surveys to provide information and recommendations to establish specific compensation packages for executive officers.

Overall Compensation

The criteria for determining the appropriate salary level, bonus and equity awards for each of the executive officers include: (a) Company performance as a whole; (b) business unit performance (where appropriate); and (c) individual performance. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain operating profit, revenue growth, and timely new product introduction.  Individual performance is measured to specific objectives relevant to the executive officer’s position and a specific time frame.

These criteria are usually related to a given fiscal year, but may, in some cases, be measured over a shorter or longer time frame.

The processes used by the Compensation Committee include the following steps:

1.

The Compensation Committee periodically reviews information comparing the Company’s compensation levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys are also used. For fiscal 2023, the Company employed an independent consultant to review executive compensation and provide recommendations to the Compensation Committee.

2.

At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executive officers. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on respective performance objectives of each executive officer.

3.	Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and the Board, as appropriate.

4.

At the end of the performance cycle, the Chief Executive Officer evaluates each other executive officers’ relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and equity awards, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval.

5.	The final evaluations and compensation decisions are discussed with each executive officer by the Chief Executive Officer or Compensation Committee, as appropriate.

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Role of Compensation Committee

The Company’s executive officer compensation program is overseen and administered by the Compensation Committee. The Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the executive officers of the Company. The Compensation Committee is appointed by the Board, and currently consists of directors Danesh, Oliphant and Slayen, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Company’s Compensation Committee has primary responsibility for ensuring that the Company’s executive officer compensation and benefit program is consistent with the Company’s compensation philosophy and corporate governance guidelines and for determining the executive compensation packages offered to the Company’s executive officers.

The Compensation Committee is responsible for:

1.

reviewing and approving the annual base salary for the Company’s executive officers, as well as any other benefits, compensation or employment-related arrangements, including (i) annual or special incentive bonuses, including the specific goals and amounts, (ii) equity compensation, and/or (iii) employment agreements, severance arrangements, and change in control agreements;

2.	making recommendations to the Board with respect to incentive compensation plans, including reservation of shares for issuance under employee benefit plans;

3.	reviewing the performance of the Company’s Chief Executive Officer;

4.

making recommendations to the Board on the Company’s executive compensation practices and policies, including the evaluation of performance by the Company’s executive officers and issues of management succession.

Many of the actions take the form of recommendations to the full Board where final approval, rejection or redirection may occur. The Compensation Committee is responsible for administering the compensation programs for all Company executive officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

Elements of Compensation

In structuring the Company’s compensation program, the Compensation Committee seeks to select the types and levels of compensation that will further its goals of rewarding performance, linking executive officer compensation to the creation of shareholder value, attracting and retaining highly qualified executive officers and maximizing long-term shareholder returns.

The Company designs base salary to provide the essential reward for an executive officer’s work.  Once base salary levels are initially determined, increases in base salary are provided to recognize an executive officer’s specific performance achievements.

The Company utilizes equity-based compensation, including stock options and restricted stock units, or RSUs, to ensure that the Company has the ability to retain executive officers over a longer period of time, and to provide executive officers with a form of reward that aligns their interests with those of the Company’s shareholders.  Executive officers whose skills and results the Company deems to be critical to the Company’s long-term success are eligible to receive higher levels of equity-based compensation.

The Company also utilizes various forms of performance-based compensation, including cash bonuses, commissions, and RSUs that allow the Company to remain competitive with other companies while providing additional compensation for an executive officer’s outstanding results and for the achievement of corporate objectives.

Core benefits, such as the Company’s basic health benefits, 401(k) program, the Company’s Employee Stock Ownership Plan (the “ESOP”), and life insurance, are designed to provide support to executive officers and their families.

Currently, the Company uses the following executive officer compensation vehicles:

•	Cash-based programs: base salary, annual bonus plan and commission plans; and

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•	Equity-based programs: The 2016 Equity Incentive Plan, the Amended and Restated 2006 Employee Stock Purchase Plan, or ESPP, and the ESOP.

These programs apply to all executive level positions, except for the commission plans, which only applies to Gayn Erickson, the Chief Executive Officer, and Vernon Rogers, the Executive Vice President of Sales and Marketing.  Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

Consistent with the Company’s compensation philosophy, the Company has structured each element of the Company’s executive officer compensation program as described below.

Base Salary

The Company creates a set of base salary structures that are both affordable and competitive in relation to the market.  The Company determines the Company’s executive officer salaries based on job responsibilities and individual experiences.  The Company monitors base salary levels within the market and makes adjustments to the Company’s structures as needed after considering the recommendations of management.  The Company’s Compensation Committee reviews the salaries of the Company’s executive officers annually, and the Company’s Compensation Committee grants increases in salaries based on individual performance during the prior calendar year, provided that any increases are within the guidelines determined by the Compensation Committee for each position.

Annual Bonus

The Company’s executive annual bonus plan provides for cash bonus awards, dependent upon attaining stated corporate objectives and personal performance goals.  The Company’s executive officers are eligible to receive cash bonuses based upon the Company’s achievement of certain financial and performance goals set by the Compensation Committee.  The Compensation Committee approves the performance criteria on an annual basis and these financial and performance goals typically have a quarterly or one-year time horizon.  The Compensation Committee believes that the practice of awarding incentive bonuses based on the achievement of performance goals furthers the Company’s goal of strengthening the connection between the interests of management and the Company’s shareholders.

In fiscal 2022, the Company’s Compensation Committee determined the maximum eligible cash bonus levels based upon the Company’s achievement of certain financial goals for Gayn Erickson and David S. Hendrickson were up to 90% and 20% of their base salaries, respectively.  Vernon Rogers was not eligible for the Company’s financial goal cash bonus in fiscal 2022. In addition, the Compensation Committee approved a profit-sharing bonus payable semi-annually based on Company net profit for Gayn Erickson, Vernon Rogers and David S. Hendrickson, each at 5% of their base salaries. Based on the Company performance for the year, the Compensation Committee approved a cash bonus for Gayn Erickson and David S. Hendrickson at 200% of target of $272,884 and $51,189, respectively, and a profit sharing bonus for Gayn Erickson, Vernon Rogers and David S. Hendrickson of $15,160, $13,126 and $12,797, respectively. Additionally, in fiscal 2022, the Compensation Committee approved a personal performance cash bonus for Gayn Erickson, Vernon Rogers and David S. Hendrickson and at a target of $33,750, $61,500 and $63,267, respectively. Based upon personal performance against milestones for fiscal 2022, the Compensation Committee awarded $9,575, $8,325 and $21,050 to Gayn Erickson, Vernon Rogers and David S. Hendrickson, respectively. The annual incentive bonus plan is discretionary, and the Compensation Committee may modify, suspend, eliminate or adjust the plan, the goals and the total or individual payouts at any time.

Booking Commission

During fiscal 2022, Vernon Rogers, the Executive Vice President of Sales and Marketing, was eligible to receive a booking commission based on achievement of booking objectives or quotas. Vernon Rogers receives a standard commission rate of 0.375% for bookings up to 100% of quota and an accelerated commission rate of 0.75% on bookings above quota.  Commissions are considered earned at the time of booking and are paid after the close of the month of revenue recognition.

Under this plan, Mr. Rogers earned $320,377 in fiscal 2022 which is included in the annual non-equity incentive plan compensation column in the Summary Compensation Table on page 25.

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Revenue Commission

During fiscal 2022, Gayn Erickson, the Company’s Chief Executive Officer, was eligible to receive a revenue commission rate of 0.209% for revenue up to 100% of target and an accelerated commission rate of 0.418% on revenue above target. The commission would be payable upon the Company’s quarterly achievement of a GAAP profit, before bonus, of $50,000 or more. Under this plan, the Compensation Committee awarded to Gayn Erickson $140,055 cash bonus in fiscal 2022, which is included in the annual non-equity incentive plan compensation column in the Summary Compensation Table on page 25.

Equity Compensation

The Company awards equity compensation to the Company’s executive officers based on the performance of the executive officer and guidelines related to each executive officer’s position in the Company.  The Board determines the Company’s equity compensation guidelines based on information derived from the Company’s experience with other companies and, with respect to the Company’s executive officers, informal surveys of companies in the Company’s industry.  The Company typically bases awards to newly hired executive officers and for continuing executive officers on these guidelines as well as an executive officer’s performance for the prior fiscal year.  The Company evaluates each executive officer’s awards based on the factors described above and competitive practices in the Company’s industry.  The Company believes that stock option ownership is an important factor in aligning corporate and individual goals.  The Company utilizes equity-based compensation, including stock options and RSUs, to encourage long-term performance with corporate performance and extended executive officer tenure producing potentially significant value.

The Company’s Compensation Committee generally grants stock options and RSUs to executive officers.  Such grants are typically made at the first meeting of the Board held each fiscal year.  The Company believes annual awards at this time allow the Compensation Committee to consider a number of factors related to the option award decisions, including corporate performance for the prior fiscal year, executive officer performance for the prior fiscal year and expectations for the upcoming fiscal year.  With respect to newly hired executive officers, the Company’s standard practice is to make stock option grants effective on or shortly after the executive officer’s hire date.

In fiscal 2022, the Company granted a total of 706,254 RSUs and options to purchase shares of the Company’s common stock of which RSUs and options covering a total of 475,156 shares were granted to the Company’s executive officers, representing 67.3% of all RSUs and options granted in fiscal 2022.  The Company’s Compensation Committee does not apply a formula for allocating equity awards to executive officers.  Instead, the Company’s Compensation Committee considers the role and responsibilities of the executive officers, competitive factors, the non-equity compensation received by the executive officers and the total number of options to be granted in the fiscal year.

Other Benefits

Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance, the Company’s 401(k) plan, the Company’s 2016 Equity Incentive Plan, the ESOP, and the ESPP.  The executive officers participate on the same basis as other employees, except that the Company makes payments for a supplemental insurance to cover the uninsured out-of-pocket amounts related to healthcare for the executive officers.  Other than these payments, there were no other special benefits or perquisites provided to any executive officer in fiscal 2022, except that Vernon Rogers received auto allowance payments.  During fiscal 2022, the Company made payments for health and life insurance premiums and medical costs as reflected in the Summary Compensation Table below under the “All Other Compensation” column.  The Company does not maintain any pension plan, retirement benefit or deferred compensation arrangement other than the Company’s 401(k) plan and the ESOP.  The Company is not required to make contributions to the 401(k) plan and did not make any during fiscal 2022.  During fiscal 2022, the Company contributed $250,000 to the ESOP.

The Company entered into Change of Control Severance Agreements on January 3, 2012 with Mr. Gayn Erickson; on October 12, 2018 with Mr. Vernon Rogers; and on January 24, 2001 with Mr. David S. Hendrickson; pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of

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the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive’s compensation.

In the event of a termination following a change of control, the amounts payable to Messrs. Erickson, Rogers and Hendrickson based on their base salaries at May 31, 2022, would be $489,793, $151,437 and $146,243, respectively. In addition to the amounts payable to the executive officers mentioned in the previous sentence, the aggregate values of the acceleration of vesting of the executive officers’ unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 31, 2022 (the last business day of the last fiscal year) of $8.38 and the exercise price of the stock options for Messrs. Erickson, Rogers and Hendrickson would be $293,138, $210,997and $53,851, respectively, and the aggregate values of the acceleration of vesting of the executive officers’ unvested RSUs based on the closing price of the Company’s Common Stock on May 31, 2022 of $8.38 for Messrs. Erickson, Rogers and Hendrickson would be $718,166, $186,556 and $119,138, respectively.

Compensation of the Chief Executive Officer

The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Mr. Gayn Erickson, the Company’s Chief Executive Officer, in fiscal year 2022. In setting both the cash-based and the equity-based elements of Mr. Erickson’s compensation, the Compensation Committee considered the Company’s performance, competitive forces taking into account Mr. Erickson’s experience and knowledge, and Mr. Erickson’s leadership in achieving the Company’s long-term goals.  During fiscal year 2022, Mr. Erickson received $140,055 as part of his revenue commission arrangement, as described above under the section titled “Revenue Commission,” and a total of $297,619 cash bonus for Company’s achievement of certain financial goals and his personal performance bonus.  The Compensation Committee believes Mr. Erickson’s fiscal year 2022 compensation was fair relative to the Company’s performance and Mr. Erickson’s individual performance and leadership, and that it rewards him for this performance and will serve to retain him as a key employee.

Tax and Accounting Considerations

The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the amount we may deduct from our federal income taxes for compensation paid to our Chief Executive Officer and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) to $1 million per individual per year, subject to certain exceptions.  Although the Compensation Committee may consider the tax implications as one factor in making compensation decisions for our covered employees, the Compensation Committee also considers other factors in making such decisions, including ensuring that our executive compensation program supports our business strategy. Consequently, the Compensation Committee retains the discretion and flexibility to compensate our named executive officers in a manner consistent with the objectives of our executive compensation program and the best interests of the Company and our shareholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit of Section 162(m).

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity

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awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

Compensation of Executive Officers

The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 31, 2022, 2021 and 2020 by the Company’s Chief Executive Officer, and each of the two other most highly compensated executive officers for the fiscal year ended May 31, 2022.  We refer to these executive officers as our named executive officers.

Summary Compensation Table

							Non-Equity
							Incentive	All
							Plan	Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)		Option Awards (1)	Compensation (2)	Compensation (3)		Total
Gayn Erickson	2022	$299,262	$297,619	$353,737	(4)	$24,633	$140,055	$3,088,308	(5)	$4,203,614
President and Chief	2021	$225,460	$--	$211,922		$4,315	$--	$42,996		$484,693
Executive Officer	2020	$288,766	$20,000	$26,094		$133,093	$29,352	$35,948		$533,253

Vernon Rogers	2022	$259,103	$21,451	$214,387	(6)	$--	$320,377	$88,095	(7)	$903,413
Executive Vice President of	2021	$186,550	$--	$87,506		$--	$63,078	$52,661		$389,795
Sales and Marketing	2020	$250,016	$22,500	--		$38,748	$70,639	$51,393		$433,296

David S. Hendrickson	2022	$251,162	$85,036	$307,210	(8)	$7,029	$--	$45,198	(9)	$695,635
Chief Technology Officer	2021	$176,254	$--	$38,817		$--	$--	$36,378		$251,449
	2020	$214,692	$10,000	$--		$22,280	$--	$36,041		$283,013

___________________

(1)

The amounts reported represent the aggregate grant date fair value of equity awards granted in the respective fiscal years, as determined pursuant to ASC 718 (but excluding the effect of estimated forfeitures for performance-based awards). The assumptions used to calculate the value of awards are set forth in Note 11 of the Notes to the Consolidated Financial Statements included in Aehr’s Annual report on Form 10-K for fiscal 2022 filed with the SEC on August 26, 2022.

(2)	Revenue and booking commissions earned.

(3)

Consists of contributions made by the Company under the ESOP, gain from the exercise of non-qualified stock options, health and life insurance premiums, medical costs and auto allowance paid by the Company.

(4)	Includes restricted stock units issued for bonus.

(5)	Includes gain from the exercise of non-qualified stock options of $3,042,096, as well as health and life insurance premiums and medical costs paid by the Company in the amount of $34,987.

(6)	Includes restricted stock units issued for bonus.

(7)

Includes health and life insurance premiums and medical costs in the amount of $40,357, gain from the exercise of non-qualified stock options of $24,513, and auto allowance in the amount of $12,000 paid by the Company.

(8)	Includes restricted stock units issued for bonus.

(9)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $36,543.

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Grants of Plan Based Awards in Fiscal 2022

The following table provides information with regard to each grant of an award made to the named executive officers during the fiscal year ended May 31, 2022.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Grant	All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock/Option
Name	Target ($)	Maximum ($)	Date	Units (2)	Option # (3)	Awards ($)	Awards ($)
Gayn Erickson (4)	$151,602	$288,044	07/13/21	51,741	--	--	$151,601
			07/13/21	68,988	--	--	$202,135
Vernon Rogers (5)	$13,126	$13,126	07/13/21	13,439	--	--	$39,376
			07/13/21	59,730	--	--	$175,009
David S. Hendrickson (6)	$38,392	$63,986	07/13/21	7,863	--	--	$23,039
			11/16/21	1,359	--	--	$33,391
			07/13/21	34,942	--	--	$102,380
			11/16/21	6,040	--	--	$148,403

___________________

(1)

Reflects the target and maximum values of cash bonus awards based upon the Company’s achievement of certain financial goals, excluding commissions, to the named executive officers in fiscal 2022. Based on the Company performance for the year, the named executive officers earned maximum values of cash bonus awards.

(2)

Officers received RSUs under the Company’s 2016 Equity Incentive Plan which vest over four years on July 13, 2021. Officers received RSU performance grants on July 13, 2021, and November 16, 2021, which vested on May 31, 2022, based upon the Company’s achievement of certain financial goals .

(3)	There were no options granted to named executive officers during fiscal 2022.

(4)

Besides bonus on the Company’s financial goals, Mr. Erickson is eligible to receive a cash bonus based on personal performance milestones with a target of $33,750. These cash bonus award amounts of $9,575 actually earned by Mr. Erickson in fiscal 2022 are included in the Summary Compensation Table for fiscal 2022 under the heading “Bonus.” Additionally, Mr. Erickson is eligible to receive revenue commission only when the Company’s quarterly GAAP profit, before bonus, is equal $50,000 or more. Revenue commission is calculated at 0.209% for revenue up to 100% of target and an accelerated commission rate of 0.418% on revenue above target. The commission amounts actually earned by Mr. Erickson in fiscal 2022 are shown in footnote (2) of Summary Compensation Table for fiscal 2022. Included in the stock awards is a performance grant of 68,988 RSU’s, with a fair value of $202,135, which vested on May 31, 2022 based upon attainment of fiscal 2022 revenue goals.

(5)

Besides bonus on the Company’s financial goals, Mr. Rogers is eligible to receive a cash bonus based on personal performance milestones with a target of $61,500. These cash bonus award amounts of $8,325 actually earned by Mr. Rogers in fiscal 2022 are included in the Summary Compensation Table for fiscal 2022 under the heading “Bonus.” Additionally, Mr. Rogers is eligible to receive a booking commission without maximum amounts. Booking commission is calculated at 0.375% for revenue up to 100% of target and an accelerated commission rate of 0.75% on revenue above target. The commission amounts actually earned by Mr. Rogers in fiscal 2022 are shown in footnote (2) of the Summary Compensation Table for fiscal 2022. Included in the stock awards is a performance grant of 59,730 RSU’s, with a fair value of $175,009, which vested on May 31, 2022 based upon attainment of fiscal 2022 revenue goals.

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(6)

In addition to a bonus based on the Company’s financial goals, Mr. Hendrickson is eligible to receive a cash bonus based on personal performance milestones with a target of $63,267. These cash bonus award amounts of $21,050 actually earned by Mr. Hendrickson in fiscal 2022 are included in the Summary Compensation Table for fiscal 2022 under the heading “Bonus.” Included in the stock awards are performance grants of 34,942 RSU’s with a fair value of $102,380, and 6,040 RSU’s with a fair value of $148,403, which vested on May 31, 2022 based upon attainment of fiscal 2022 revenue goals.

Outstanding Equity Awards at Fiscal 2022 Year-End

The following table presents certain information concerning the outstanding equity awards held as of May 31, 2022 by each named executive officer.

	Stock Awards		Option Awards
	Number of Shares of Stock or Units	Market Value of Shares of Stock or Units	Number of Securities Underlying Unexercised Options (3)		Option Exercise	Option Expiration
Name	Unvested (1)	Unvested (2)	Exercisable	Unexercisable	Price	Date

Gayn Erickson	85,700	$718,166	27,610	--	$1.680	7/25/2023
			23,856	--	$3.930	7/11/2024
			74,746	6,251	$2.400	8/17/2025
			29,355	37,918	$1.635	7/16/2026

Vernon Rogers	22,262	$186,556	127,134	20,834	$2.030	10/23/2025
			28,332	11,668	$1.635	7/16/2026

David S. Hendrickson	14,217	$119,138	11,250	--	$1.680	7/25/2023
			14,063	--	$3.930	7/11/2024
			21,562	1,438	$2.400	8/17/2025
			16,291	6,709	$1.635	7/16/2026

___________________

(1)

RSUs generally vest starting three months after the date of grant, and with an additional 1/16th of the total number of RSUs vesting each three months thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2)	Market value of RSUs was based on the closing price of the Company’s Common Stock on May 31, 2022 of $8.38.

(3)

Stock options outstanding are generally exercisable starting one month after the date of grant, with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

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Stock Awards Vested and Option Exercises in Fiscal 2022

The following table provides information concerning option exercises and RSUs vested by the named executive officers during the fiscal year ended May 31, 2022.

	Stock Awards		Option Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Vesting (#)	Vesting ($) (1)	Exercise (#)	Exercise ($) (2)
Gayn Erickson	98,803	$917,485	264,214	$3,412,606
Vernon Rogers	67,290	572,235	52,032	627,740
David S. Hendrickson	45,866	385,896	81,250	739,313

____________________

(1)

The aggregate value realized upon vesting of RSUs represents the closing price of the Company’s Common Stock reported by the Nasdaq Capital Market on the vesting date multiplied by the number of RSUs vested.

(2)

The aggregate value realized upon exercise of stock options represents the difference between the exercise price and the closing price of the Company’s Common Stock reported by the Nasdaq Capital Market on the exercise date multiplied by the number of options exercised.

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Potential Payments Upon Termination or Change of Control

The following table shows the potential payments upon termination or change of control for the named executive officers as of May 31, 2022 pursuant to each officer’s Change of Control and Severance Agreement, as disclosed in more detail in the section titled “Elements of Compensation - Other Benefits,” above.

Named Executive Officer Benefits and Payments Upon Termination:	Involuntary Termination not for Cause Following a Change of Control (1)
Gayn Erickson
Base salary	$454,806
Medical continuation	34,987
Value of accelerated stock options (2)	293,138
Value of accelerated RSUs (3)	718,166

Vernon Rogers
Base salary	$131,259
Medical continuation	20,178
Value of accelerated stock options (2)	210,997
Value of accelerated RSUs (3)	186,556

David S. Hendrickson
Base salary	$127,972
Medical continuation	18,271
Value of accelerated stock options (2)	53,851
Value of accelerated RSUs (3)	119,138

____________________

(1)

A change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Involuntary termination not for cause means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts, and also includes resignation following the occurrence of an adverse change in the executive officer’s position, duties, compensation or work conditions.

(2)

Represents the aggregate value of the acceleration of vesting of the executive officer’s unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 31, 2022 of $8.38 and the exercise price of the stock options.

(3)	Represents the aggregate value of the acceleration of vesting of the executive officer’s unvested RSUs based on the closing price of the Company’s Common Stock on May 31, 2022 of $8.38.

29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

In its ordinary course of business, the Company may enter into transactions with certain of its directors and officers.  The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party.  The Company’s policy is to require that any transaction with a related party that is required to be reported under applicable SEC rules, be reviewed and approved according to an established procedure.  Such a transaction is reviewed and approved by the Company’s Audit Committee as required by the Audit Committee’s charter.  We have not adopted specific standards for approval of these transactions, but instead we review each such transaction on a case by case basis.

Legal Counsel

The Company retained Latham & Watkins LLP as its legal counsel during fiscal 2022.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of directors Danesh, Oliphant and Slayen.  No interlocking relationship exists between the Board and Compensation Committee and the Board or compensation committee of any other company.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Fariba Danesh
Laura Oliphant
Howard T. Slayen

30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 31, 2022, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the Company’s named executive officers, and (iv) all directors and executive officers of the Company as a group:

	Shares Beneficially Owned (1)
Beneficial Owner	Number	Percent (2)
Directors and Named Executive Officers:
Rhea J. Posedel (3)	777,328	2.8%
Gayn Erickson (4)	647,676	2.4%
Fariba Danesh (5)	17,020	*
Laura Oliphant (6)	33,197	*
Mario M. Rosati (7)	354,118	1.3%
Geoffrey G. Scott (8)	391,704	1.4%
Howard T. Slayen (9)	266,633	1.0%
Vernon Rogers (10)	236,658	*
David S. Hendrickson (11)	124,371	*
All Directors and Executive Officers as a group (13 persons) (12)	3,198,647	11.3%

Principal Shareholders:
Collaborative Holdings Management LP (13) 347 Bowery, 2nd Floor, New York, New York 10003	1,533,440	5.6%
FRM LLC (14) 245 Summer Street, Boston, Massachusetts 02210	1,848,531	6.8%

____________________

*	Represents less than 1% of the Common Shares

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

(2)

Percentage ownership is based on 27,394,478 shares of Common Stock outstanding on August 31, 2022. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2022 and shares of Common Stock subject to RSUs that are subject to vest within 60 days of August 31, 2022 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Includes 615,578 shares held by the Rhea J. Posedel Family Trust, 107,956 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2022, and 5,000 RSUs vesting within 60 days of August 31, 2022.

(4)	Includes 119,024 shares issuable upon the exercise of stock options exercisable and 13,242 RSUs vesting within 60 days of August 31, 2022.

31

(5)

Includes 6,708 shares held by the Fariba Danesh Revocable Trust U/A DTD 06/28/2001, 5,312 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2022, and 5,000 RSUs vesting within 60 days of August 31, 2022.

(6)

Includes 21,010 shares held by Laura A Oliphant TTEE Oliphant Family Living Trust U/A DTD 05/11/1999, 7,187 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2022, and 5,000 RSUs vesting within 60 days of August 31, 2022.

(7)

Includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 151,016 shares held by Mario M. Rosati, Trustee of the Mario M. Rosati Trust, U/D/T dated 1/5/90, 60,196 shares held by Mario M. Rosati and Danelle Storm Rosati, Trustees of the Rosati Family Trust U/D/T dated May 23, 1997, 74,108 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2022, and 5,000 RSUs vesting within 60 days of August 31, 2022.

(8)

Includes 63,524 shares held by Geoffrey Scott Living Trust and 140,000 shares held by Caroline Scott Living Trust, 17,812 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2022, and 5,000 RSUs vesting within 60 days of August 31, 2022.

(9)	Includes 80,871 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2022, and 5,000 RSUs vesting within 60 days of August 31, 2022..

(10)	Includes 180,466 shares issuable upon the exercise of stock options exercisable and 3,225 RSUs vesting within 60 days of August 31, 2022.

(11)	Includes 67,000 shares issuable upon the exercise of stock options exercisable and 2,094 RSUs vesting within 60 days of August 31, 2022.

(12)	Includes 809,121 shares issuable upon the exercise of stock options exercisable and 57,396 RSUs vesting within 60 days of August 31, 2022.

(13)	Based on information reported by Collaborative Holdings management LP on Schedule 13G/A filed with the SEC on February 14, 2022.

(14)	Based on information reported by FRM LLC on Schedule 13G filed with the SEC on February 9, 2022.

32

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations.  The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.

The Company’s management has primary responsibility for preparing the Company’s consolidated financial statements and for the Company’s financial reporting process.  The Company’s independent registered public accounting firm, BPM LLP, is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America.  The Audit Committee has reviewed and discussed with management the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year 2022.  BPM LLP, the Company’s independent registered public accounting firm for fiscal year 2022, issued their unqualified report dated August 26, 2022 on the Company's consolidated financial statements.

The Audit Committee has also discussed with BPM LLP the matters required to be discussed by the Auditing Standards No. 1301, “Communications with Audit Committee” issued by the Public Company Accounting Oversight Board.  The Audit Committee has also received the written disclosures and the letter from BPM LLP required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has conducted a discussion with BPM LLP relative to its independence.  The Audit Committee has considered whether BPM LLP's provision of non-audit services is compatible with its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended May 31, 2022 be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE

Laura Oliphant Geoffrey G. Scott Howard T. Slayen

33

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and 10% shareholders file reports of ownership and changes in ownership with the SEC as to the Company’s securities beneficially owned by them.  Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2022.

FINANCIAL STATEMENTS

The Company’s Annual Report to Shareholders for the last fiscal year is being mailed with this Proxy Statement to shareholders entitled to notice of the meeting.  The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board may recommend.

By Order of the Board of Directors,

GAYN ERICKSON President and Chief Executive Officer

Dated: September 23, 2022

34

AEHR TEST SYSTEMS

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

1. Election of Directors:

01 - Rhea J. Posedel	02 - Gayn Erickson	03 - Fariba Danesh	04 - Laura Oliphant
05 - Mario M. Rosati	06 - Geoffrey G. Scott	07 - Howard T. Slayen	

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07
☐	☐	☐	☐	☐	☐	☐

5. In their discretion, the proxyholders are authorized to vote upon such other matter or matters which may properly come before the Annual Meeting or any postponements or adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. - Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03OV4B

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AEHR TEST SYSTEMS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AEHR TEST SYSTEMS

The undersigned shareholder of Aehr Test Systems, a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Gayn Erickson and Kenneth B. Spink, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on October 18, 2022, at 4:00 P.M., local time (the "Meeting Date"), at 400 Kato Terrace, Fremont, California 94539, and at any adjournments thereof and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS, (2) FOR THE AMENDMENT TO THE AMENDED AND RESTATED 2006 EMPLOYEE STOCK PURCHASE PLAN, (3) FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (4) FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AND (5) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

PLEASE SIGN AND DATE ON REVERSE SIDE

C Non-Voting Items

Change of Address — Please print new address below.